EXHIBIT 5.1
                    OPINION OF SCHWABE, WILLIAMSON & WYATT, P.C.

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SCHWABE     PACWEST CENTER, SUITES 1600-1800
WILLIAMSON  1211 SOUTHWEST FIFTH AVENUE . PORTLAND, OREGON  97204-3795
& WYATT     TELEPHONE: 503 222-9981 . FAX: 503 796-2900 . TELEX: 650-686-1360
P.O.
ATTORNEYS AT LAW



                                        October 16, 1995



Oregon Metallurgical Corporation
530 34th Avenue, S.W.
Albany, Oregon 97321

            Re: Oregon Metallurgical Corporation Stock Compensation Plan - Salaried Employees
                 Oregon Metallurgical Corporation Stock Compensation Plan - Union Employees
                 Warrant Agreement (Nontransferable Warrant)

Ladies and Gentlemen:

            At your request, we have examined the Registration Statement on Form S-8 ("Registration Statement") being filed by Oregon Metallurgical Corporation ("Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,100,000 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), that may be granted and issued in the aggregate under the Oregon Metallurgical Corporation Stock Compensation Plan - Salaried Employees, Oregon Metallurgical Corporation Stock Compensation Plan - Union Employees and Warrant Agreement (Nontransferable Warrant) ("Plans").

            In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following: the Company's Restated Articles of Incorporation, as amended and certified by the Oregon Secretary of State on August 30, 1995; Bylaws of the Company, as amended; the Plans; and the minutes of the meetings of the Company's Board of Directors or actions by written consents at which resolutions pertaining to the adoption or approval of each of the Plans were approved. With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

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Oregon Metallurgical Corporation
October 16, 1995
Page 2

            Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry other than such certificates of officers, that (i) all shares of Common Stock to be granted and issued under the Plans will be duly and validly granted and issued by the Company's Board of Directors pursuant to and in accordance with the terms of the Plans; and (ii) the consideration for the shares of Common Stock to be granted and issued under the Plans will be received prior to the grant and issuance thereof, upon which our opinions are expressly conditioned, we opine as follows:

            If, as and when such shares of Common Stock have been issued and sold pursuant to exercise and payment as provided under the terms of the Plans and in accordance with the Registration Statement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock, $1.00 par value per share.

             This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned shares of Common Stock under the Securities Act of 1933, as amended.


                                        Respectfully submitted,



                                        /s/ Schwabe, Williamson & Wyatt, P.C.
                                        Schwabe, Williamson & Wyatt, P.C.